Exhibit 99.1

Solectron Announces Second-Quarter Results

MILPITAS, Calif.—March 24, 2005—Solectron Corporation (NYSE:SLR), a leading provider of electronics manufacturing and integrated supply chain services, today reported sales of $2.76 billion in the second quarter of fiscal 2005. Sales in the second quarter of fiscal 2004 were $2.89 billion, and sales in the first quarter of fiscal 2005 were $2.69 billion.

The company reported a GAAP loss from continuing operations in the second quarter of $5 million, or zero cents per share, compared with a GAAP loss from continuing operations of $90 million, or 11 cents per share, in the second quarter of last year. The interim financial information from our prior periods, as well as balance sheet information presented in this press release, may be affected by the adjustments described under “Section 404 Testing, Impact of Prior Period Adjustments” below.

The company had non-GAAP net income from continuing operations of $40 million, or 4 cents per share, excluding $45 million of charges. The company reported an impairment charge of $40 million related to the pending sale of one of its Japanese facilities. In addition, the company recorded a restructuring charge of $3 million and a charge of $2 million related to its convertible note exchange offer.

The company reported sequentially improved revenues due to stronger demand in the networking, computing and storage, and industrial markets. Revenues from communications, consumer, and automotive were weaker in the second quarter.

“Solectron demonstrated stability in profitability while improving working capital management, generating strong cash flow from operations of approximately $280 million,” said Mike Cannon, president and chief executive officer. “While we are pleased with sequential growth in second quarter revenue, we are not seeing the anticipated growth from several customers primarily in the consumer and computing markets. We now expect that second half revenues and earnings will not be higher than first half results.”

Quarterly Highlights

The company made further improvements in working capital during the quarter with a reduction in accounts receivable of $41 million and a reduction in inventory of $162 million. Inventory turns were 7.9 and the company’s cash conversion cycle was 45 days, an improvement of six days from the prior period. Capital expenditures were $34 million, and depreciation and amortization was $51 million.

Third-Quarter 2005 Guidance

Fiscal third-quarter guidance is for sales of $2.6 billion to $2.8 billion, and for non-GAAP EPS from continuing operations to range from 4 cents to 6 cents, on a fully diluted basis.

Section 404 Testing, Impact of Prior Period Adjustments

As part of the company’s self-assessment and self-testing of its internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, management has identified errors related to account reconciliations and tax account roll-forwards for fiscal years 2002, 2003 and 2004. Although the company believes such errors were immaterial to its financial statements for each of such prior periods and no evidence of fraud was noted, under relevant Securities and Exchange Commission accounting interpretations a restatement of the financial statements for such prior periods to correct immaterial misstatements therein is required if the aggregate correcting adjustment related to such errors would be material to the financial statements of the current fiscal period. Accordingly, the company will restate its historical financial information for those periods.

The company is working to finalize the financial statement impact of these errors, but currently estimates that operating and other expenses will increase by a net of approximately $20 million over the three-year period. Additionally, the company currently estimates that tax expense will decrease by approximately $20 million over the same time period.

In addition, for the fiscal quarter ending Nov. 30, 2004, the company will have similar adjustments resulting in the potential reduction of expenses in the amount of approximately $5 million, which will be included in the restatement. The majority of this amount is caused by the restatement of prior quarters and is not in addition to the total impact described above.

Under Public Company Accounting Oversight Board Auditing Standard No. 2, the restatement of the company’s financial statements is at least a significant deficiency and is a strong indicator that a material weakness in internal controls over financial reporting exists. The company’s management is reviewing its disclosure controls and internal controls over financial reporting to remediate this situation.

Due to the time and effort involved in completing the required analysis, the company anticipates a delayed filing of its Form 10-Q for the fiscal quarter ended February 28, 2005.

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles (GAAP), Solectron also discloses non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain charges to better assess operating performance. Each excluded item is considered to be of a non-operational nature in the applicable period. Earnings guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such charges. Consistent with industry practice, management has historically applied these non-GAAP measures when discussing earnings or earnings guidance and intends to continue doing so.

Non-GAAP information is not determined using GAAP; therefore, the information is not necessarily comparable to other companies and should not be used to compare the company’s performance over different periods. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. See the tables to the press release for a reconciliation of non-GAAP amounts to amounts reported under GAAP.

Webcast To Be Held Today

At 4:30 p.m. EST today, Solectron will hold a conference call to discuss this earnings report. A live Internet broadcast of the call can be joined by going to www.solectron.com. Supplemental financial information related to the conference call will also be available at this Web site location. Following the live broadcast, the archived Webcast will be available at www.solectron.com/investor/events.htm. In addition, audio replays of the call will be available two hours following the call through April 7. Call +1 (800) 642 1687 from within the United States or +1(706) 645 9291 from outside the United States and specify pass code: 3881218.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements relate to our financial outlook for the third quarter of fiscal 2005 and beyond, our finalization of the prior period adjustments, the timing of the filing of our second quarter Form 10-Q, and our remediation of any weaknesses or deficiencies in our internal controls over financial reporting. These forward-looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.

Actual outcomes and results could differ materially. These risks and uncertainties include: our ability to continue to win and satisfy customers; reliance on major customers; the present and future strength of the worldwide economy overall, and in the telecommunications and other electronics technology sectors in particular; our ability to continue to improve our operating metrics; the accuracy of our projections of cash flows and capital requirements; incurring more restructuring-related charges than currently anticipated; the risk of price fluctuation; fluctuations in operating results; changes in technology; competition; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment, and materials; risks associated with international sales and operations; our ability to properly manage acquisitions; any unidentified weaknesses or deficiencies in our internal controls over financial reporting; interest rate risk; existing and new environmental regulations; market and segment risk; the ability to retain key personnel; the impact of our outstanding litigation and of other contingent liabilities; delays in our ability to finalize the amounts and financial statement impacts of prior period adjustments, which could cause additional delay in our second quarter Form 10-Q filing; and our ability to fully remediate weaknesses or deficiencies in our internal controls over financial reporting to prevent future errors in our financial statements. In addition, the independent audit of our interim fiscal 2005 financial statements will not be available until after the fiscal year-end, and the final audited results could differ from the preliminary, unaudited results contained in this release.

For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically Forms 8-K, 10-K, 10-Q, S-3 and S-4. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Supplemental information, condensed consolidated balance sheets and statements of operations follow. All monetary amounts are stated in U.S. dollars.

Income from Continuing Operations Reconciliation	Quarter Ended
(in millions)	Feb. 28, 2005
Income from continuing operations on a GAAP basis	$(4.7)
Impairment, restructuring and other charges	$45.0

Income from continuing operations on a non-GAAP basis	$40.3

Earnings Per Share Reconciliation	Quarter Ended
(in millions, except per-share data)	Feb. 28, 2005
Diluted net income per share from continuing operations on a GAAP basis	$—
Impairment, restructuring and other charges	$0.04

Diluted net income per share from continuing operations on a non-GAAP basis	$0.04

Shares used to compute diluted net income per share - GAAP and non-GAAP	980.9

About Solectron

Solectron (www.solectron.com) provides a full range of worldwide manufacturing and integrated supply chain services to the world’s premier high-tech electronics companies. Solectron’s offerings include new-product design and introduction services, materials management, product manufacturing, and product warranty and end-of-life support. The company is based in Milpitas, Calif., and had sales from continuing operations of $11.64 billion in fiscal 2004.

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Analyst Contacts:

Perry Hayes, Solectron Corporation, +1(408) 956 7543 (U.S.), perryhayes@solectron.com

Media Contact:

Dmitry Lipkin, Solectron Corporation, +1(408) 956 6792 (U.S.), dmitrylipkin@solectron.com

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in millions)
Unaudited

	February 28	August 31
	2005	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,956.9	$1,430.0
Accounts receivable, net	1,388.6	1,549.9
Inventories	1,243.4	1,457.2
Prepaid expenses and other current assets	193.0	192.9
Current assets of discontinued operations	—	36.4

Total current assets	4,781.9	4,666.4
Property and equipment, net	665.4	726.6
Goodwill	134.6	134.6
Other assets	227.3	277.5
Long-term assets of discontinued operations	—	11.9

Total assets	$5,809.2	$5,817.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$19.2	$25.1
Accounts payable	1,361.3	1,417.3
Accrued employee compensation	162.6	175.2
Accrued expenses and other current liabilities	456.1	495.1
Current liabilities of discontinued operations	—	46.4

Total current liabilities	1,999.2	2,159.1
Long-term debt	1,208.0	1,221.4
Other long-term liabilities	72.3	55.9
Long-term liabilities of discontinued operations	—	1.8

Total liabilities	3,279.5	3,438.2

Stockholders’ equity:
Common stock	1.0	1.0
Additional paid-in capital	7,848.5	7,775.9
Accumulated deficit	(5,157.0)	(5,209.5)
Accumulated other comprehensive losses	(162.8)	(188.6)

Total stockholders’ equity	2,529.7	2,378.8

Total liabilities and stockholders’ equity	$5,809.2	$5,817.0

NOTE: The balance sheet information presented herein may be affected by the adjustments described in “Section 404 Testing, Impact of Prior Period Adjustments” above.

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per-share data)
Unaudited

	Three Months Ended February 28		Six Months Ended February 28
	2005	2004	2005	2004
Net sales	$2,756.0	$2,887.4	$5,446.6	$5,584.2
Cost of sales	2,599.7	2,756.3	5,134.1	5,325.6

Gross profit	156.3	131.1	312.5	258.6
Operating expenses:
Selling, general and administrative	104.7	109.2	200.2	223.9
Restructuring and impairment costs	43.2	73.6	44.8	100.6

Operating income (loss)	8.4	(51.7)	67.5	(65.9)
Interest income	9.1	3.6	14.9	6.0
Interest expense	(16.7)	(44.4)	(33.0)	(88.3)
Other income-net	1.1	3.3	4.1	9.3

Income (loss) from continuing operations before income taxes	1.9	(89.2)	53.5	(138.9)
Income tax expense	6.6	0.5	11.3	3.0

(Loss) income from continuing operations	$(4.7)	$(89.7)	$42.2	$(141.9)
Discontinued operations:
Income (loss) from discontinued operations	$1.3	$25.3	$12.0	$(42.0)
Income tax expense	—	3.6	1.7	3.9

Income (loss) on discontinued operations	1.3	21.7	10.3	(45.9)

Net (loss) income	$(3.4)	$(68.0)	$52.5	$(187.8)

Basic net (loss) income per share:
Continuing operations	$—	$(0.11)	$0.04	$(0.17)
Discontinued operations	—	0.03	0.01	(0.06)

Basic net (loss) income per share	$—	$(0.08)	$0.05	$(0.23)

Diluted net (loss) income per share:
Continuing operations	$—	$(0.11)	$0.04	$(0.17)
Discontinued operations	—	0.03	0.01	(0.06)

Diluted net (loss) income per share	$—	$(0.08)	$0.05	$(0.23)

Shares used to compute basic net (loss) income per share	977.1	835.6	966.7	834.6
Shares used to compute diluted net (loss) income per share	977.1	835.6	970.6	834.6

NOTE: The interim financial information from prior periods presented herein may be affected by the adjustments described in “Section 404 Testing Impact of Prior Period Adjustments” above.